UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2016
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Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

001-31303	BLACK HILLS CORPORATION (A South Dakota Corporation) 625 Ninth Street Rapid City, South Dakota 57701 Telephone 605.721.1700	46-0458824
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 25, 2016, the Company announced that Steven J. Helmers, Senior Vice President and General Counsel, will retire from the Company at the end of June 2016 after 15 years of service with the Company. Mr. Helmers will continue as a Senior Vice President until his retirement to provide for a reasonable transition period.

Item 8.01 Other Events

The Company also announced that Brian G. Iverson, the Company’s Senior Vice President - Regulatory and Government Affairs & Assistant General Counsel will succeed Mr. Helmers as Senior Vice President and General Counsel effective immediately. Mr. Iverson is a 12-year veteran of the Company who has served in roles of increasing responsibility in the legal, regulatory, and finance and accounting areas of the Company. Prior to assuming his current role in November 2014, he was Vice President - Treasurer from 2011 to 2014 and was Vice President Electric Regulatory Services for our electric utility subsidiaries from 2008 to 2011.

In addition, the Company announced the appointment of Jennifer Landis as Vice President - Human Resources. Ms. Landis is a 17-year veteran of the Company, most recently leading the Company’s talent management functions, including talent acquisition and organization development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION, Registrant

By:/s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President
and Chief Financial Officer
Date:April 25, 2016

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